                                    EXHIBIT B








                       TRANSITION AND INDEMNITY AGREEMENT

                                     BETWEEN



                            FBL FINANCIAL GROUP, INC.

                       FARM BUREAU LIFE INSURANCE COMPANY

                                       AND

                             THE KANSAS FARM BUREAU













                          _______________________ , 2000


                                  EXHIBIT B--TRANSITION AND INDEMNITY AGREEMENT

                                                TABLE OF CONTENTS

1.    Definitions..............................................................................................3

2.    Representations and Warranties of KFB....................................................................3
      (a)   Organization of KFB................................................................................3
      (b)   Authorization......................................................................................4
      (c)   Noncontravention...................................................................................4
      (d)   Investment.........................................................................................4
      (e)   Capital Stock of Targets...........................................................................4

3.    Post-Closing Covenants...................................................................................4
      (a)   General............................................................................................4
      (b)   Litigation Support.................................................................................4
      (c)   Transition.........................................................................................5
      (d)   Covenant Not to Compete............................................................................5
      (e)   Series C Preferred.................................................................................5
      (f)   Covenant to Retain Series C Preferred..............................................................3
      (g)   Employee Benefits..................................................................................3

4.    Remedies for Breaches of this Agreement and the Asset Purchase Agreement.................................6
      (a)   Survival of Representations and Warranties.........................................................6
      (b)   Indemnification Provisions for Benefit of the Acquirors............................................6
      (c)   Indemnification Provisions for Benefit of KFB......................................................6
      (d)   Matters Involving Third Parties....................................................................7
      (g)   Other Indemnification Provisions...................................................................8

5.    Termination..............................................................................................8

6.    Miscellaneous............................................................................................8
      (a)   Exclusivity........................................................................................8
      (b)   Press Releases and Public Announcements............................................................8
      (c)   No Third Party Beneficiaries.......................................................................8
      (d)   Entire Agreement...................................................................................8
      (e)   Succession and Assignment..........................................................................8
      (f)   Counterparts.......................................................................................8
      (g)   Headings...........................................................................................8
      (h)   Notices............................................................................................8
      (i)   Governing Law......................................................................................9
      (j)   Amendments and Waivers.............................................................................9
      (k)   Severability.......................................................................................9
      (l)   Expenses..........................................................................................10
      (m)   Construction......................................................................................10
      (o)   Specific Performance..............................................................................10
      (p)   Submission to Jurisdiction........................................................................10

                         TRANSITION AND INDEMNITY AGREEMENT

         Agreement dated as of ____, 2000 between FBL Financial Group, Inc., an Iowa corporation ("FBL"), Farm Bureau Life Insurance Company, an Iowa corporation ("FBLI" and, together with FBL, the "Acquirors"), and The Kansas Farm Bureau, a Kansas non-profit corporation ("KFB"). KFB is the sole stockholder of Kansas Farm Bureau Services, Inc., a Kansas corporation ("KFBS"). KFBS is the sole stockholder of Kansas Farm Bureau Life Insurance Company, Inc. ("Insurance Subsidiary" and, together with KFBS, the "Targets"). The Acquirors and KFB are referred to collectively herein as the "PARTIES".

         KFB, the Acquirors and the Targets have entered into an Asset Acquisition Agreement concurrently herewith (the "ASSET ACQUISITION AGREEMENT"). Certain capitalized terms used herein without definition are used herein as defined in the Asset Acquisition Agreement.

         The Asset Acquisition Agreement contemplates a transaction in which the Acquirors will acquire substantially all of the Assets and certain of the liabilities of the Targets in return for Series C Preferred stock of FBL.

         FBL and KFBS make certain representations, warranties, and covenants in the Asset Acquisition Agreement which will survive the Closing for purposes of potential indemnification. KFB, however, intends to cause the Targets to liquidate and dissolve in connection with the Closing. The Acquirors and KFB therefore wish to provide for post-Closing indemnification against breaches of these representations, warranties, and covenants and to make certain other covenants among themselves.

         Now, therefore, in consideration of the premises and the mutual promises herein made, the Acquirors and KFB agree as follows.

         1   DEFINITIONS.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "ASSET ACQUISITION AGREEMENT" has the meaning set forth in the preface above.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Seller and its Subsidiaries that is not already generally available to the public.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 4(d) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 4(d) below.

         "PARTY" has the meaning set forth in the preface above.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 4(d) below.

         2   REPRESENTATIONS AND WARRANTIES OF KFB. KFB represents and
warrants to the Acquirors that the statements contained in this Section 2 are correct and complete as of the date of this Agreement.

         (a) ORGANIZATION OF KFB. KFB is a non-profit corporation, duly organized, validly existing, and in good standing under the laws of Kansas.

         (b) AUTHORIZATION. KFB has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of KFB, enforceable in accordance with its terms and conditions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by KFB, nor the performance by KFB of its obligations hereunder, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, stipulation, ruling, charge, or other restriction of any government, governmental agency, or court to which KFB is subject or any provision of its charter or bylaws except for those violations which will not have a Material Adverse Effect, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which KFB is a party or by which it is bound or to which any of its Assets is subject except for those events or occurrences which would not have a Material Adverse Effect.

         (d) INVESTMENT. KFB (i) understands that the Series C Preferred has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Series C Preferred solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Series C Preferred, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Series C Preferred, and (vi) is an Accredited Investor.

         (e) CAPITAL STOCK OF KFB AND KFBS. KFB owns of record and beneficially all of the issued and outstanding capital stock of KFBS and KFBS owns of record and beneficially all of the issued and outstanding capital stock of Insurance Subsidiary.

         3   POST-CLOSING COVENANTS.  The Parties agree as follows with respect to the period following the Closing.

         (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of the Asset Acquisition Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 4 below). KFB acknowledges and agrees that from and after the Closing the Acquirors will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Targets (the "Information") and Acquirors agree to give KFB access to the Information during regular business hours for a period of six years after the Closing.

         (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under the Asset Acquisition Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, proposed tax or other assessment, action, failure to act, or transaction involving KFB, the Targets or any of their subsidiaries each of the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 4 below).

         (c) TRANSITION. Subject to the provisions of the Royalty Agreement of even date herewith (the "Royalty Agreement"), KFB will not take any action that is designed or intended to have the effect of discouraging any agent, lessor, licensor, customer, supplier, or other business associate of Insurance Subsidiary from maintaining the same business relationships with the Acquirors for the term of the Royalty Agreement (the "TRANSITION PERIOD") as it maintained with the Insurance Subsidiary prior to the Closing. KFB will refer all customer inquiries relating to the businesses of the Insurance Subsidiary to the Acquirors during the Transition Period. FBL will take all action reasonably available to it to cause the election of one designee of KFB to the Board of Directors of FBL during the Transition Period and the appointment of such designee to one or more committees of the Board.

          (d) COVENANT NOT TO COMPETE. Subject to the provisions of the Royalty Agreement, for as long as the Royalty Agreement is in effect KFB will not engage directly or indirectly in any business that the Insurance Subsidiary conducts as of the Closing Date in any geographic area in which the Insurance Subsidiary conducts that business as of the Closing Date; PROVIDED, HOWEVER, nothing contained herein shall prohibit KFB from owning not more than 5% of the outstanding stock of any publicly traded corporation. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (e) SERIES C PREFERRED. The certificate representing the Series C Preferred will be imprinted with a legend substantially in the following form:

         THE STOCK REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED ON ____, 200_ PURSUANT TO AN ASSET ACQUISITION AGREEMENT DATED
         ____________, 2000, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Each holder desiring to transfer Series C Preferred first must furnish the Buyer with a written opinion in form and substance reasonably satisfactory to the Buyer from counsel reasonably satisfactory to the Buyer that the holder may transfer the Series C Preferred as desired without registration under the Securities Act.

         (f) COVENANT TO RETAIN SERIES C PREFERRED. KFB agrees to retain record ownership of fifty percent of the shares of Series C Preferred outstanding at any time, unless the transfer thereof shall have been consented to in writing by FBL.

         (g) EMPLOYEE BENEFITS. For a period of five years after the Closing, FBL shall provide, or cause its subsidiaries to provide, for employees of Insurance Subsidiary that become employees of FBLI as of the Closing Date ("Employees"), benefits that are, in the aggregate, as similar as possible to the benefits provided to the Employees by the employee benefit plans maintained by KFBS and covering such Employees as in effect immediately prior to the Closing, unless there occurs a significant change in the employee benefit plans of FBL, in which event the benefits of Employees shall conform to the new benefit plans of FBL. The ability of KFBS or Insurance Subsidiary to enforce this provision shall only exist to the extent they have such liability at the time of Closing.

         4   REMEDIES FOR BREACHES OF THIS AGREEMENT AND THE ASSET ACQUISITION
AGREEMENT.

         (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Liability resulting from any breach of the representations and warranties of FBL, FBLI, KFBS and KFB contained in the Asset Acquisition Agreement and in this Agreement shall survive the Closing and continue in full force and effect for a period of twenty (20) years thereafter (subject to any applicable statutes of limitations). No party to this Agreement or the Asset Acquisition Agreement shall have any liability or obligation to any other party pursuant to the Asset Acquisition Agreement or this Section 4 with respect to any claim not identified and made with specificity and in writing within twenty years from the date of this Agreement.

         (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE ACQUIRORS.

               (i) In the event KFBS breaches (or in the event any third party alleges facts that, if true, would mean KFBS has breached) any of its representations, warranties, and covenants contained in the Asset Acquisition Agreement, then KFB agrees, subject to the limitations set forth in subparagraph (iv) of this paragraph (b), to indemnify the Acquirors from and against the entirety of any Adverse Consequences the Acquirors may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (ii) In the event KFB breaches (or in the event any third party alleges facts that, if true, would mean KFB has breached) any of its representations, warranties, and covenants contained in this Agreement, then KFB agrees, subject to the limitations set forth in subparagraph
         (iv) of this paragraph (b), to indemnify the Acquirors from and against the entirety of any Adverse Consequences the Acquirors may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (iii) KFB agrees, subject to the limitations set forth in subparagraph (iv) of this paragraph (b), to indemnify the Acquirors from and against the entirety of any Adverse Consequences either Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of a Seller which is not an Assumed Liability and which arose prior to Closing.

               (iv) KFB shall be required to indemnify Acquirors pursuant to this paragraph (b) only to the extent that the sum of such indemnification obligations with respect to all claims exceeds one million five hundred thousand dollars ($1,500,000) in the aggregate. KFB shall have no obligation to indemnify Acquirors for any amount or amounts in excess of forty million dollars ($40,000,000). In addition, the limitations set forth in this subparagraph (iv) shall not apply to the Hall litigation identified in the Target's Disclosure Schedule to the Asset Acquisition Agreement at Section 4.10.

         (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF KFB. (i) In the event a Buyer breaches (or in the event any third party alleges facts that, if true, would mean a Buyer has breached) any of its representations, warranties, and covenants contained in the Asset Acquisition Agreement and in this Agreement, then the Acquirors jointly and severally agree, subject to the limitations set forth herein, to indemnify KFB from and against the entirety of any Adverse Consequences KFB may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). The Acquirors jointly and severally agree to indemnify KFB from and against the entirety of any Adverse Consequences KFB may suffer resulting from, arising out of, relating to or caused by any of the Acquired Assets or the Assumed Obligations after the Closing. The Acquirors shall be required to indemnify KFB pursuant to this subparagraph only to the extent that the sum of such indemnification obligations with respect to all claims exceeds one million five hundred thousand dollars ($1,500,000). Acquirors shall have no obligation to indemnify KFB for any amount or amounts in excess of forty million dollars ($40,000,000). This Section 4, shall not apply to Buyer's liability resulting from a failure by FBL to abide by the terms of Exhibit A to the Asset Acquisition Agreement.

         (d)   MATTERS INVOLVING THIRD PARTIES.

               (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 4, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 4(d)(ii) above,
         (A) the Indemnified Party may retain separate co-counsel reasonably acceptable to the Indemnifying Party at the sole cost and expense of the Indemnified Party and participate in the defense of the Third
         Party Claim; provided, however, the Indemnifying Party's counsel shall control the defense of the Third Party Claim; and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv) In the event any of the conditions in Section 4(d)(ii) above are not satisfied in the reasonable judgement of the Indemnified
         Party and after delivering written notice to the Indemnifying Party of such dissatisfaction giving the Indemnifying Party a reasonable period to cure, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 4.

         (e) OTHER INDEMNIFICATION PROVISIONS. Subject to the time limitations and dollar limitations set forth in Section 4, the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under environmental, health, and safety requirements) any Party may have with respect to the Acquirors or the Targets, or the transactions contemplated by this Agreement.

         5   TERMINATION. This Agreement shall terminate if and only if the
Asset Acquisition Agreement is terminated prior to the Closing in accordance with and pursuant to the terms thereof.

         6   MISCELLANEOUS.

         (a) EXCLUSIVITY. KFB will not (i) solicit, initiate, or encourage the submission of any proposal or offer, or accept any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of either of the Targets (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. KFB will notify the Acquirors immediately if it becomes aware that any Person has made any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of the Asset Acquisition Agreement prior to the Closing without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure).

         (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein and contemplated hereby) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Acquirors and KFB.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO KFB:
         ATTN:  MICHAEL WILDS
         2627 KFB PLAZA
         P.O. BOX 3500
         MANHATTAN, KANSAS 66502-8508

         COPY TO:  BLACKWELL SANDERS PEPER MARTIN LLP
         ATTN:  STEVE CARMAN, ESQUIRE
         2300 MAIN STREET, SUITE 1000
         KANSAS CITY, MO  64108

         COPY TO TERRY ARTHUR, ESQUIRE
         2627 KFB PLAZA
         P.O. BOX 3500
         MANHATTAN, KANSAS 66502-8508

         IF TO THE BUYER:
         ATTN:  CEO
         5400 UNIVERSITY AVENUE
         WEST DES MOINES, IA 50266

         COPY TO: MORAIN BURLINGAME &PUGH, P.L.C.
         ATTN:  STEPHEN R. MORAIN, ESQUIRE
         5400 UNIVERSITY AVENUE
         WEST DES MOINES, IA 50266

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Iowa without giving effect to any choice or conflict of law provision or rule (whether of the State of Iowa or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Iowa.

         (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (except as otherwise provided herein).

         (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 6(o) below) in addition to any other remedy to which they may be entitled, at law or in equity.

         (o) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Iowa or Kansas in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Nothing in this Section 6(o), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

FBL FINANCIAL GROUP, INC.                FARM BUREAU LIFE INSURANCE COMPANY
By:                                      Company:
   -----------------------------                 ---------------------------
Title:                                   By:
      --------------------------            --------------------------------
                                         Title:
                                               -----------------------------


THE KANSAS FARM BUREAU
By:
   -----------------------------
Title:
      --------------------------